SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): March 8, 2002

THE WACKENHUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-5450	59-0857245

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Wackenhut Drive #100, Palm Beach Gardens, FL	33410-4243

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 622-5656

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events.

     On March 8, 2002, The Wackenhut Corporation, a Florida corporation (“Wackenhut”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Group 4 Falck A/S, a corporation organized under the laws of Denmark (“Group 4 Falck”), and Milestone Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of Group 4 Falck (“Merger Sub”). Pursuant to the Merger Agreement, Group 4 Falck will acquire all of the issued and outstanding capital stock of Wackenhut through the merger (the “Merger”) of Merger Sub with and into Wackenhut. Each outstanding share of Wackenhut Series A common stock and Series B common stock will be converted into the right to receive $33.00 per share. Under the terms of the Merger Agreement, Wackenhut is free to seek competing offers for the sale or merger of the company for a period of 30 days from March 8, 2002.

     The Merger, which is expected to close by mid-year of 2002, is subject to the approval by Wackenhut's shareholders, as well as certain other closing conditions. Holders of Wackenhut's Series A common stock maintain constant voting rights, while holders of Series B common stock have voting rights only in connection with a transaction affecting the essence of their shareholder rights. Wackenhut's governing documents require that the holders of Series A common stock and Series B common stock be treated identically in all other respects. Therefore, the Merger Agreement requires (i) that holders of Series A common stock and Series B common stock each receive $33.00 per share in connection with the Merger, and (ii) that the Merger be approved by the holders of both the Series A common stock and the Series B common stock, each voting separately as a class.

     Pursuant to the Merger Agreement, George W. Wackenhut, the founder and Chairman of the Board of Wackenhut, and certain members of his family and affiliated entities have entered into an agreement (the "Voting Agreement") whereby they agree to vote in favor of the approval and adoption of the Merger Agreement and the Merger. As part of the Voting Agreement, these parties have delivered an irrevocable proxy to Group 4 Falck to vote their shares in favor of the approval and adoption of the Merger Agreement and the Merger.

     As a result of the Merger, Group 4 Falck will become the indirect beneficial owner of Wackenhut's 57% ownership interest in Wackenhut Corrections Corporation ("WCC"), which will continue to trade on the New York Stock Exchange. In connection with the Merger, Wackenhut entered into an agreement with Group 4 Falck and WCC, dated March 8, 2002 (the "WCC Agreement"), governing the relationship between WCC, Wackenhut and Group 4 Falck following the consummation of the Merger.

     The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the Voting Agreement and the WCC Agreement, each of which is filed as an exhibit hereto and incorporated by reference.

Item 7. Financial Statements And Exhibits

     (c)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 8, 2002, by and among The Wackenhut Corporation, Group 4 Falck A/S and Milestone Acquisition Corporation

10.1	Agreement, dated as of March 8, 2002, by and among Group 4 Falck A/S, Wackenhut Corrections Corporation and The Wackenhut Corporation

99.1	Voting Agreement, dated as of March 8, 2002, by and among Group 4 Falck A/S, RIJA Associates, L.L.C. and each of the persons listed on the signature page thereto

99.2	Press Release dated March 8, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WACKENHUT CORPORATION

March 8, 2002	By:/s/ Philip L. Maslowe

Date	Philip L. Maslowe Executive Vice President Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 8, 2002, by and among The Wackenhut Corporation, Group 4 Falck A/S and Milestone Acquisition Corporation.

10.1	Agreement, dated as of March 8, 2002, by and among Group 4 Falck A/S, Wackenhut Corrections Corporation and The Wackenhut Corporation

99.1	Voting Agreement, dated as of March 8, 2002, by and among Group 4 Falck A/S, RIJA Associates, L.L.C. and each of the persons listed on the signature page thereto

99.2	Press release dated March 8, 2002.